THIS AGREEMENT IS DATED FOR REFERENCE the 2nd day of February, 2000 (hereinafter referred to as the "Agreement").


BETWEEN:


         QUAD-LINQ SYSTEMS INC., a British Columbia company with a place of business and postal address at #401-889 West Pender Street, Vancouver, British Columbia (hereinafter referred to as "QUAD-LINQ")


AND:


PHON-NET, a British Columbia company with a place of business and postal address at #600-750 West Pender Street, Vancouver, British Columbia (hereinafter referred to as the "Client")



WHEREAS:


A. QUAD-LINQ is a corporation providing services relating to the design and development of software programs and systems;

B. The Client wishes to hire QUAD-LINQ as a contractor for the purpose of providing the services set out in Schedule "A" to this Agreement (hereinafter referred to as "Schedule A");


THEREFORE, in consideration of the mutual promises contained in this agreement, QUAD-LINQ and the Client agree as follows:

GENERAL

1. QUAD-LINQ's authorized representative is Christopher E. Georgelin, who has full authority to act as agent of QUAD-LINQ in all matters pertaining to this agreement.

2. The Client's authorized representative is Brian Collins (the "Client's Representative").

3. The Client's Representative has full authority to act as agent of the Client in all matters pertaining to this Agreement.

EMPLOYMENT RELATIONSHIP

4. QUAD-LINQ is an independent contractor and is not an employee of the Client and is therefore not entitled to any benefits or payments other than as set out in this Agreement and schedules to this Agreement.

SERVICES PROVIDED

5. QUAD-LINQ will provide services to the Client according to the terms set out in Schedule A.

6. If a change to this Agreement or its schedule(s) is required by QUAD-LINQ or the Client after this Agreement has been executed, any such change must be in writing and signed by QUAD-LINQ and the Client (hereinafter referred to as the "Parties") in order to be binding on either or both of the Parties.

7. The services provided by QUAD-LINQ under this Agreement are subject to review by the Client according to the terms and on the dates specified in Review Schedule to this Agreement (hereinafter referred to as "Schedule B").

PAYMENT FOR SERVICES PROVIDED

8. QUAD-LINQ's fee (the "Fee") and Payment Schedule, for providing the services set out in Schedule A, are set out in Schedule "C" to this Agreement (hereinafter referred to as "Schedule C").

9. QUAD-LINQ may submit interim statements of account for services rendered to the Client from time to time for payment by the Client.

10. The Client shall pay the Fee to QUAD-LINQ on the terms set out in this Agreement and in Schedule C.

11. QUAD-LINQ may incur certain expenses (hereinafter referred to as the "Disbursements") in carrying out this Agreement and in providing the services as set out in Schedule A. Upon QUAD-LINQ providing the Client with a statement of the Disbursements, the Client shall pay QUAD-LINQ for those Disbursements notwithstanding that the Disbursements may not be disclosed in Schedule A or in Schedule C.

CONFLICT OF INTEREST

12. QUAD-LINQ represents that it has made every reasonable effort to ascertain that it may perform the services set out in Schedule A without placing itself in a situation of conflict of interest. If a situation arises or new facts become evident which, in the opinion of QUAD-LINQ, places QUAD-LINQ in a conflict of interest should it perform the services set out in Schedule A then QUAD-LINQ may, upon notice to the Client, terminate this Agreement (hereinafter referred to as a "Conflict Termination"). If there is a Conflict Termination, the Client shall pay QUAD-LINQ for services rendered up to the time when the conflict of interest arose or was discovered. In either case, the Client shall also pay QUAD-LINQ for any Disbursements incurred by QUAD-LINQ to the date of Conflict Termination.

ASSIGNMENT OF AGREEMENT/EMPLOYMENT OF SUB-CONTRACTORS

13. QUAD-LINQ may not assign the whole of this Agreement except with the Client's written consent.

14. Notwithstanding the foregoing, QUAD-LINQ may hire any person, firm, or corporation as subcontractor to perform any or all of the services set out in Schedule A.

ACKNOWLEDGEMENT OF DEVELOPER

15. QUAD-LINQ will be recognized on the introduction of the software as the original developer.

PROPERTY IN MATERIALS AND PROGRAMS

16. Quad-Linq agrees that the Client will hold all rights to the software developed under Schedule A, provided all terms and conditions as set out in this agreement are met. The development of this two-line solution does not in any way rely on the existing one-line software already in use, nor is its code based on anything developed under previous contracts.

CONFIDENTIALITY, ACCESS TO CLIENT DOCUMENTS AND INFORMATION

17. The Client shall provide all information and copies of documents which may be reasonably necessary for QUAD-LINQ (or its assignee or sub-contractor) to be able to provide the services as set out in Schedule A.

18. QUAD-LINQ shall take all reasonable precautions to ensure that no information or documents provided to QUAD-LINQ (or its assignee or sub-contractor) by the Client shall be made public or shall be provided to any person by any means unless specifically authorized in writing by the Client.

TERMINATION BY QUAD-LINQ

19.      QUAD-LINQ may terminate this Agreement if:

         a) completion or continuation of this Agreement would place QUAD-LINQ or its employees, assignees or sub-contractors, in a position of conflict of interest which was not consented to by the parties whose interests might be compromised; or

         b) the Client has failed to pay QUAD-LINQ's statements of account when due; or

         c) the Client has not provided information, documents or participation reasonably required by QUAD-LINQ to perform the services set out in Schedule A.

20. If QUAD-LINQ terminates this Agreement for the reasons set out in (b) or (c) above, the Client shall pay QUAD-LINQ the entire amount due to QUAD-LINQ (notwithstanding that QUAD-LINQ has not completed the services set out in Schedule A) pursuant to the Payment Schedule which amount shall become immediately due and payable.

TERMINATION BY THE CLIENT

21.      The Client may terminate this Agreement:

         a) at any time and without cause upon 10 days written notice to QUAD-LINQ if QUAD-LINQ or its employees, assignees or sub-contractors unreasonably fails to perform the services set out in Schedule A upon payment of the Disbursements incurred by QUAD-LINQ (or its assignee or sub-contractor) including any amounts owing by QUAD-LINQ to its assignee or sub-contractor.

         b)       at the time of any scheduled review as set out in Schedule
                  B, if the services provided by QUAD-LINQ at that time do not reasonably satisfy the criteria set out in the Schedule B and provided that the Client shall pay QUAD-LINQ for all services rendered and Disbursements incurred up to that time.

         c) at any time, with 10 days written notice to QUAD-LINQ, if the subject matter of the services set out in Schedule A ceases to exist and upon payment of:

                  i) QUAD-LINQ's Disbursements incurred to the date of termination; and

                  ii) QUAD-LINQ's fee (including applicable taxes) for services provided to the date of termination; and

                  iii) payment to QUAD-LINQ of an amount equal to 50% of the fee which QUAD-LINQ would have been entitled to charge for the services remaining to be performed as set out in Schedule A.

AGENCY RELATIONSHIP BETWEEN THE PARTIES

22. QUAD-LINQ, its shareholders, directors, agents, employees, and assignees are the agents of the Client in all matters pertaining to the carrying out of this Agreement.

INDEMNITY

23. The Client agrees that the Client shall indemnify and save harmless QUAD-LINQ and its shareholders, directors, agents, employees, and assignees from all actions and claims against QUAD-LINQ or its shareholders, directors, agents, employees, and assignees arising from the performance of this Agreement or use of the Resources.

24. Withrespect to any action in defamation arising from the performance of this Agreement or use of the Resources, the Client shall be deemed to have published all reports, memoranda, recommendations and oral statements in connection with the subject matter of this Agreement and all other matters reasonably arising from the subject matter of the services set out in Schedule A to this Agreement.

WARRANTIES

25. QUAD-LINQ makes no warranties or conditions, express or implied, and there are expressly excluded all implied or statutory warranties or conditions of merchantability or fitness for a particular purpose and those arising by statute or otherwise in law or from a course of dealing or usage of trade. Any stated express warranties are in lieu of all liabilities or obligations for damages arising out of or in connection with the delivery, use, performance or licensing of the Resources or in connection with any services performed under this Agreement.

LIMITATION OF LIABILITY

26. QUAD-LINQ will only be liable for work done directly by QUAD-LINQ or its employees. QUAD-LINQ will not be liable for any consequences which are the direct or indirect result of any unauthorized work performed by anyone not an employee of QUAD-LINQ.

27. In no event whatsoever will QUAD-LINQ be liable for indirect, consequential, exemplary, incidental, special or other similar damages, including but not limited to lost profits, lost business revenue, failure to realize expected savings, other commercial or economic loss of any kind or any claim against the Client by any other party arising out of or in connection with the delivery, use, performance or licensing of the Resources or in connection with any services performed under this Agreement or any breach of this Agreement, even if the Client has been advised of the possibility of such damages.

CHOICE OF LAW

28. The laws of the Province of British Columbia shall govern this Agreement and any disputes arising from this Agreement.

DISPUTE RESOLUTION

29. All disputes arising out of or in connection with this Agreement, or in respect of any defined legal relationship associated therewith or derived therefrom, shall be referred to and finally resolved by arbitration administered by the British Columbia International Commercial Arbitration Centre ("BCICAC") pursuant to its rules, or if the Parties otherwise agree, by any other arbitrator and pursuant to rules as agreed upon.

30. If the Parties agree not to have their dispute arbitrated by the BCICAC, then any legal action with respect to this Agreement shall be commenced at a court registry and be heard by a court within the City of Vancouver.

ENTIRE AGREEMENT

31. This Agreement, including the Schedules attached hereto, comprise the entire Agreement between QUAD-LINQ and the Client.

EFFECTIVE DATE

32. This Agreement comes into force on the date on which it is signed by QUAD-LINQ or by the Client, whichever is the later date.



IN WITNESS of the foregoing this Agreement has been signed by the authorized signatories for QUAD-LINQ and the Client on the dates noted below:

SIGNED by Christopher E. Georgelin,         )    QUAD-LINQ SYSTEMS INC., by
authorized signatory for QUAD-LINQ          )    its authorized signatory:
SYSTEMS INC., on the _____ day of           )
____________, 19___ in the presence of:     )
Name:      _________________________        )
Address:  _________________________         )

SIGNED by Brian Collins,                    )    PHON-NET.COM CORPORATION, by
authorized signatory for PHON-NET.COM.,     )    its authorized signatory:
on the _____ day of                         )
____________, 19___ in the presence of:     )
Name:      _________________________        )
Address:  _________________________         )

                                   SCHEDULE A
                                   ----------
                              Schedule of Services


This software development contract consists of the following components needed to implement a "two-line solution":

1.       User Interface

         a) Additional option in the Direct Connect plug-in software to initiate a two-line connection.
         b) Changes to the licensing server to enable/disable the use of the two-line solution.

2.       Back-End

         a) Installation of initial development server at Quad-Linq's office at #401-889 W Pender
         b) Server software to handle 11 simultaneous two-line calls between businesses located in Canada/USA and their clients.

3.       Testing

THIS DEVELOPMENT PROJECT, AS OUTLINED IN SCHEDULE A, AND THE FEES AS INDICATED IN SCHEDULE C COVERS ONLY THE SOFTWARE DEVELOPMENT AND HARDWARE SETUP LABOR ASSOCIATED WITH THE "TWO-LINE SOLUTION" FOR USE WITH CANADIAN/USA BUSINESSES. HARDWARE COSTS, PSTN AND ASSOCIATED LINE COSTS AND OTHER COSTS INCURRED DURING DEVELOPMENT OR USE OF THIS PRODUCT IS NOT COVERED BY THIS CONTRACT.



                                   SCHEDULE B
                                   ----------
                                 Review Schedule

    MODULE                                        COMPLETION DATE                AUTHORIZED REPRESENTATIVE
    ------                                        ---------------                -------------------------
    Installation of development server            ________________               ______
    Demonstrative sample of back-end software     ________________               ______
    User Interface: Plug-in                       ________________               ______
    User Interface: Licensing server              ________________               ______
    Final server-side development                 ________________               ______
    Testing                                       ________________               ______

IF THE PROGRAM DOES NOT SUBSTANTIALLY PERFORM THE FUNCTIONS OR GENERALLY CONFORM TO THE SPECIFICATIONS IN SCHEDULE A, THE CLIENT MAY WITHIN 90 DAYS AFTER DELIVERY WRITE QUAD-LINQ TO REPORT A SIGNIFICANT DEFECT. QUAD-LINQ WILL CORRECT THE DEFECT WITHIN 90 DAYS, OR AS REASONABLE, AFTER RECEIVING YOUR REPORT.

                                   SCHEDULE C
                                   ----------
                                    Flat Fee

1. QUAD-LINQ's total fee shall be $54,000 for the services set out in Schedule A (hereinafter referred to as the "Fee"). The client shall pay the Fee under the following terms:
         a) 1/3 (One-Third) the total Fee (an amount of $18,000), shall be made payable to QUAD-LINQ at the time this agreement is executed by the Parties.
         b) 1/3 (One-Third) the total Fee (an amount of $18,000), shall be made payable to QUAD-LINQ one month after this agreement is executed by the Parties.
         c) The remaining amount owning, (an amount of $18,000), shall be made payable to QUAD-LINQ two months after this agreement is executed by the Parties

2. QUAD-LINQ may charge interest on accounts remaining outstanding more than 30 days at a rate of 18% per annum calculated monthly.

THIS DEVELOPMENT PROJECT, AS OUTLINED IN SCHEDULE A, AND THE FEES AS INDICATED IN SCHEDULE C COVERS ONLY THE SOFTWARE DEVELOPMENT AND HARDWARE SETUP LABOR ASSOCIATED WITH THE "TWO-LINE SOLUTION" FOR USE WITH CANADIAN/USA BUSINESSES. HARDWARE COSTS, PSTN AND ASSOCIATED LINE COSTS AND OTHER COSTS INCURRED DURING DEVELOPMENT OR USE OF THIS PRODUCT IS NOT COVERED BY THIS CONTRACT.